UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2016

MISONIX, INC.

(Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-10986 (Commission File Number)	11-2148932 (I.R.S. Employer Identification No.)

1938 New Highway, Farmingdale, New York 11735

(Address of principal executive offices, including zip code)

(631) 694-9555

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

On October 25, 2016, Misonix, Inc. (the “Company”) sold 761,469 shares of its common stock (the “Shares”) in a private placement to Stavros G. Vizirgianakis, a director of the Company and its Interim Chief Executive Officer, at a price per share of $5.253, representing total cash proceeds to the Company of approximately $4.0 million. The price per share represents approximately 102% of the consolidated closing bid price as reported by The Nasdaq Stock Market on October 24, 2016. The Share purchase was made pursuant to a Stock Purchase Agreement between the Company and Mr. Vizirgianakis dated October 25, 2016 (the “Purchase Agreement”).

There were no underwriting discounts or commissions paid in connection with the Share purchase. The Share purchase was exempt from registration under the Securities Act of 1933, as amended (the “Act”), pursuant to the exemption provided in Section 4(a)(2) of the Act.

The Company also issued a press release with respect to the foregoing matters which is attached hereto as Exhibit 99.1.

The description of the Purchase Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Purchase Agreement which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2016, the Company entered into Amendment No. 1 to Consulting Agreement (the “Amendment”) with Dwyer Holdings LLC pursuant to which Joseph Dwyer serves as the Company’s interim Chief Financial Officer.

The Amendment amends the Consulting Agreement between the parties dated September 13, 2016 solely to: (i) require that the Company provide Mr. Dwyer with coverage under its directors’ and officers’ liability policy that is no less favorable than the coverage then provided to any other present or former executive, officer or director of the Company during the term of the consulting agreement and for a period of at least five years thereafter and (ii) provide that should Mr. Dwyer be required or requested by the Company to provide documentary evidence or testimony in connection with any claim or legal matter arising from or connected with the services provided under the consulting agreement, the Company shall pay all reasonable expenses (including fees of legal counsel) in complying therewith and, following the term of the consulting agreement, $400 per hour for sworn testimony or preparation therefor payable in advance.

The description of the Amendment set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Amendment which is attached hereto as Exhibit 10.2, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits – The following exhibits are filed as part of this report:

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Exhibit No.	Description of Exhibit

10.1	Stock Purchase Agreement dated October 25, 2016 between the Company and Stavros G. Vizirgianakis
10.2	Amendment No. 1 to Consulting Agreement between the Company and Joseph Dwyer dated October 25, 2016
99.1	Press Release dated October 25, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISONIX, INC.

Date: October 25, 2016	By:	/s/ Joseph Dwyer
Joseph Dwyer
Interim Chief Financial Officer

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